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                                                                      EXHIBIT 16



November 21, 2002


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Dear Sirs:

         We have read Item 4 of Form 8-K dated November 21, 2002 of Sparton Corporation and are in agreement with the statements contained in the second through sixth paragraphs therein.

         We have no basis to agree or disagree with other statements of the registrant contained therein.

                                            Very truly yours,

                                            /s/ ERNST & YOUNG LLP